PROPERTY CO-TENANCY
                       OWNERSHIP AGREEMENT
            (Applebee's Restaurant - Middletown, OH)


THIS CO-TENANCY AGREEMENT,

Made and entered into as of the 30th day of September , 1997, by and between Richard J. Abbott and Marjory T. Abbott, husband and wife as joint tenants (hereinafter called "Abbott"), and AEI Net Lease Income & Growth Fund XX Limited Partnership (hereinafter called "Fund XX") (Abbott, Fund XX (and any other Owner in Fee where the context so indicates) being hereinafter sometimes collectively called "Co-Tenants" and referred to in the neuter gender).

WITNESSETH:

WHEREAS, Fund XX presently owns an undivided 84.7479% interest in and to, and Abbott presently owns an undivided 15.2521% interest in and to the land, situated in the City of Middletown, County of Warren, and State of OH, (legally described upon Exhibit A attached hereto and hereby made a part hereof) and in and to the improvements located thereon (hereinafter called "Premises");

WHEREAS, The parties hereto wish to provide for the orderly operation and management of the Premises and Abbott's interest by Fund XX; the continued leasing of space within the Premises; for the distribution of income from and the pro-rata sharing in expenses of the Premises.

NOW THEREFORE, in consideration of the purchase by Abbott of an undivided interest in and to the Premises, for at least One Dollar ($1.00) and other good and valuable consideration by the parties hereto to one another in hand paid, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants and agreements herein contained, it is hereby agreed by and between the parties hereto, as follows:

1.    The  operation  and  management of the  Premises  shall  be delegated to Fund XX, or its designated agent, successors or assigns. Provided, however, if Fund XX shall sell all of its interest in the Premises, the duties and obligations of Fund XX respecting management of the Premises as set forth herein, including but not limited to paragraphs 2, 3, and 4 hereof, shall be exercised by the holder or holders of a majority undivided co-tenancy interest in the Premises. Except as hereinafter expressly provided to the contrary, each of the parties hereto agrees to be bound by the decisions of Fund XX with respect to all administrative, operational and management matters of the property comprising the Premises, including but not limited to the management of the net lease agreement for the Premises. The parties hereto hereby designate Fund XX as their sole and exclusive agent to deal with, and Fund XX retains the sole right to deal with, any property agent or tenant and to monitor, execute and enforce the terms of leases of space within the Premises, including but not limited to any amendments, consents to assignment, sublet, releases or modifications to leases or guarantees of lease or easements affecting the Premises, on behalf of Abbott. Only Fund XX may obligate Abbott with respect to any expense for the Premises.

As further set forth in paragraph 2 hereof, Fund XX agrees to require any lessee of the Premises to name Abbott as an insured or additional insured in all insurance policies provided for, or contemplated by, any lease on the Premises. Fund XX shall use its best efforts to obtain endorsements adding Co-Tenants to said policies from lessee within 30 days of commencement of this agreement. In any event, Fund XX shall distribute any insurance proceeds it may receive, to the extent consistent with any lease on the Premises, to the Co-Tenants in proportion to their respective ownership of the Premises.



Co-Tenant Intital: /s/ RJA
Co-Tenancy Agreement for Applebee's, Middletown, OH


2. Income and expenses shall be allocated among the Co-Tenants in proportion to their respective share(s) of ownership. Shares of net income shall be pro-rated for any partial calendar years included within the term of this Agreement. Fund XX may offset against, pay to itself and deduct from any payment due to Abbott under this Agreement, and may pay to itself the amount of Abbott's share of any legitimate expenses of the Premises which are not paid by Abbott to Fund XX or its assigns, within ten (10) days after demand by Fund XX. In the event there is insufficient operating income from which to deduct Abbott's unpaid share of operating expenses, Fund XX may pursue any and all legal remedies for collection.

Operating Expenses shall include all normal operating expense, including but not limited to: maintenance, utilities, supplies, labor, management, advertising and promotional expenses, salaries and wages of rental and management personnel, leasing commissions to third parties, a monthly accrual to pay insurance premiums, real estate taxes, installments of special assessments and for structural repairs and replacements, management fees, legal fees and accounting fees, but excluding all operating expenses paid by Tenant under terms of any lease agreement of the Premises.

Abbott has no requirement to, but has, nonetheless elected to retain, and agrees to annually reimburse, Fund XX in the amount of $744 for the expenses, direct and indirect, incurred by Fund XX in providing Abbott with quarterly accounting and distributions of Abbott's share of net income and for tracking, reporting and assessing the calculation of Abbott's share of operating expenses incurred from the Premises. This invoice amount shall be pro-rated for partial years and Abbott authorizes Fund XX to deduct such amount from Abbott's share of revenue from the Premises. Abbott may terminate this agreement in this paragraph respecting accounting and distributions at any time and attempt to collect its share of rental income directly from the tenant; however, enforcement of all other provisions of the lease remains the sole right of Fund XX pursuant to Section 1 hereof. Fund XX may terminate its obligation under this paragraph upon 30 days notice to Abbott prior to the end of each anniversary hereof, unless agreed in writing to the contrary.

3. Full, accurate and complete books of account shall be kept in accordance with generally accepted accounting principles at Fund XX's principal office, and each Co-Tenant shall have access to such books and may inspect and copy any part thereof during normal business hours. Within ninety (90) days after the end of each calendar year during the term hereof, Fund XX shall prepare an accurate income statement for the ownership of the Premises for said calendar year and shall furnish copies of the same to all Co-Tenants. Quarterly, as its share, Abbott shall be entitled to receive 15.2521% of all items of income and expense generated by the Premises. Upon receipt of said accounting, if the payments received by each Co-Tenant pursuant to this Paragraph 3 do not equal, in the aggregate, the amounts which each are entitled to receive proportional to its share of ownership with respect to said calendar year pursuant to Paragraph 2 hereof, an appropriate adjustment shall be made so that each Co-Tenant receives the amount to which it is entitled.

4. If Net Income from the Premises is less than $0.00 (i.e., the Premises operates at a loss), or if capital improvements, repairs, and/or replacements, for which adequate reserves do not exist, need to be made to the Premises, the Co-Tenants, upon receipt of a written request therefor from Fund XX, shall, within fifteen (15) business days after receipt of notice, make payment to Fund XX sufficient to pay said net operating losses and to provide necessary operating capital for the premises and to pay for said capital improvements, repairs and/or replacements, all in proportion to their undivided interests in and to the Premises.

5. Co-Tenants may, at any time, sell, finance, or otherwise create a lien upon their interest in the Premises but only upon their interest and not upon


Co-Tenant Intital: /s/ RJA
Co-Tenancy Agreement for Applebee's, Middletown, OH




any  part of the interest held, or owned, by any other Co-Tenant.
All Co-Tenants reserve the right to escrow proceeds from a sale of their interests in the Premises to obtain tax deferral by the purchase of replacement property.

6. If any Co-Tenant shall be in default with respect to any of its obligations hereunder, and if said default is not corrected within thirty (30) days after receipt by said defaulting Co-Tenant of written notice of said default, or within a reasonable period if said default does not consist solely of a failure to pay money, the remaining Co-Tenant(s) may resort to any available remedy to cure said default at law, in equity, or by statute.

7. This property management agreement shall continue in full force and effect and shall bind and inure to the benefit of the Co-Tenant and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns until July 14, 2029 or upon the sale of the entire Premises in accordance with the terms hereof and proper disbursement of the proceeds thereof, whichever shall first occur. Unless specifically identified as a personal contract right or obligation herein, this agreement shall run with any interest in the Property and with the title thereto. Once any person, party or entity has ceased to have an interest in fee in any portion of the Entire Property, it shall not be bound by, subject to or benefit from the terms hereof; but its heirs, executors, administrators, personal representatives, successors or assigns, as the case may be, shall be substituted for it hereunder.

8. Any notice or election required or permitted to be given or served by any party hereto to, or upon any other, shall be deemed given or served in accordance with the provisions of this Agreement, if said notice or elections addressed as follows;

If to Fund XX:

AEI Net Lease Income & Growth Fund XX Limited Partnership
1300 Minnesota World Trade Center
30 E. Seventh Street
St. Paul, Minnesota  55101

If to Abbott

Richard Abbott
Marjory Abbott
524 Roslyn
East Williston, NY  11596

Each mailed notice or election shall be deemed to have been given to, or served upon, the party to which addressed on the date the same is deposited in the United States certified mail, return receipt requested, postage prepaid, or given to a nationally recognized courier service guaranteeing overnight delivery as properly addressed in the manner above provided. Any party hereto may change its address for the service of notice hereunder by delivering written notice of said change to the other parties hereunder, in the manner above specified, at least ten (10) days prior to the effective date of said change.

9. This Agreement shall not create any partnership or joint venture among or between the Co-Tenants or any of them, and the only relationship among and between the Co-Tenants hereunder shall be that of owners of the premises as tenants in common subject to the terms hereof.

10. The unenforceability or invalidity of any provision or provisions of this Agreement as to any person or circumstances shall not render that


Co-Tenant Intital: /s/ RJA
Co-Tenancy Agreement for Applebee's, Middletown, OH




provision, nor any other provision hereof, unenforceable or invalid as to any other person or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

11. In the event any litigation arises between the parties hereto relating to this Agreement, or any of the provisions hereof, the party prevailing in such action shall be entitled to receive from the losing party, in addition to all other relief, remedies and damages to which it is otherwise entitled, all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with said litigation.





       The remainder of this page intentionally left blank








Co-Tenant Intital: /s/ RJA
Co-Tenancy Agreement for Applebee's, Middletown, OH

IN WITNESS WHEREOF, The parties hereto have caused this Agreement to be executed and delivered, as of the day and year first above written.


Abbott

          By: /s/ Richard J Abbott
                  Richard J. Abbott

          WITNESS:

          /s/ Robert Wiley

          Robert Wiley
          (Print Name)

          WITNESS:

          /s/ Kimberlee Price

          Kimberlee Price
          (Print Name)

STATE OF Florida)
                    ) ss
COUNTY OF Volvsia)

The foregoing instrument was acknowledged before me, a Notary Public in and for the County and State aforesaid, this 15 day of September,1997, by Robert Wiley, Notary
Public.
                                            [notary seal]

          By: /s/ Marjory T Abbott
                  Marjory T. Abbott

          WITNESS:

          /s/ Robert Wiley

          Robert Wiley
          (Print Name)

          WITNESS:

          /s/ Kimberlee Price

          Kimberlee Price
          (Print Name)

STATE OF Florida)
                    ) ss
COUNTY OF Volvsia)

The foregoing instrument was acknowledged before me, a Notary Public in and for the County and State aforesaid, this 15 day of September,1997, by Robert Wiley, Notary
Public.

                                         [notary seal]
Co-Tenant Intital: /s/ RJA
Co-Tenancy Agreement for Applebee's, Middletown, OH



Fund XX  AEI Net Lease Income & Growth  Fund XX Limited Partnership

         By: AEI Fund Management XX, Inc., its corporate general partner

         By: /s/ Robert P Johnson
                 Robert P. Johnson, President


          WITNESS:

           /s/ Dawn E Campbell

          Dawn E Campbell
          (Print Name)

          WITNESS:

          /s/ Jennifer Seck

          Jennifer Seck
          (Print Name)


State of Minnesota )
                                   ) ss.
County of Ramsey  )

I, a Notary Public in and for the state and county of aforesaid, hereby certify there appeared before me this 30th day of September, 1997, Robert P. Johnson, President of AEI Fund Management XX, Inc., corporate general partner of AEI Net Lease Income & Growth Fund XX Limited Partnership who executed the foregoing instrument in said capacity and on behalf of the corporation in its capacity as corporate general partner, on behalf of said limited partnership.

                              /s/ Barbara J Kochevar
                                   Notary Public



[notary seal]





Co-Tenant Intital: /s/ RJA
Co-Tenancy Agreement for Applebee's, Middletown, OH











                         EXHIBIT "A"

Situated in the State of Ohio, County of Warren, City of
Middletown, Section 3, Town 2 East, Range 4 North, Franklin
Township;

Being Lot Number Five (5) of MIDDLETOWN CROSSING, as the same is numbered and delineated upon the recorded plat thereof, of record in Plat Book 27, pages 15 and 16, Recorder's Office, Warren
Coutny, Ohio.

Subject to all covenants, conditions, restrictions and easements of record.